Exhibit 10.6

MASTER AGREEMENT FOR A JOINT VENTURE AND

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

by and among

ODYSSEY GROUP INTERNATIONAL INC.,

AND

PREVACUS, INC.

This MASTER AGREEMENT FOR A JOINT VENTURE AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT, dated as of June 26, 2019 (this “Agreement”), by and among Prevacus Inc. a Delaware Corporation “Prevacus”), and, Odyssey Group International Inc., a Nevada corporation (“Odyssey” ), whose address is 2372 Morse Ave. Irvine, CA 92614. Odyssey, and Prevacus are referred to collectively herein as the “Parties”.

WHEREAS, Odyssey is a publically traded company focused on developing and commercializing medical products, including pharmaceutical and medical devices. (the “Business”); and

WHEREAS, Prevacus desires to sell fifty percent of its interest, and Odyssey desires to purchase fifty percent of, the Purchased Assets (as defined below) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, he mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1 Purchase and Sale of Assets.

On, and subject to, the terms and conditions of this Agreement, at the Closing, Prevacus shall sell, assign, transfer, convey and deliver to Odyssey, and Odyssey shall purchase and acquire from Prevacus, free and clear of all Encumbrances, fifty percent of Prevacus’s right, title and interest, as of the Closing, in and to the following assets, properties and rights (collectively, the “Purchased Assets”):

a)	The world wide and USPTO Patent Numbers
b)	The patent relates to a neurosteroid developed by Prevacus.
c)	All the assets set forth in Exhibit “A” to this Agreement.

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Section 1.2 Excluded Liabilities and Assets.

Prevacus is not selling any of its assets to Odyssey other than the Purchased Assets. Odyssey does not assume any liability or obligation of Prevacus, in connection with the Purchased Assets pursuant to Odyssey’s purchase of such assets in connection with this Agreement.

Section 1.3 Purchase Consideration.

a)	Equity. In partial consideration for the sale by Prevacus of the Purchased Assets to Odyssey, at the Closing, Odyssey shall grant Prevacus two-million (2,000,000) shares of Odyssey common stock. The Parties will execute a Stock Grant Agreement in the form attached hereto it as Exhibit “E”.

b)	Joint Venture. In partial consideration for the sale by Prevacus of the Purchased Assets to Odyssey, within 90 days after the Closing, Odyssey and Prevacus shall enter into a Joint Venture whereby the Parties will create a limited Liability Company (LLC) in the State of Florida. The LLC will be owned equally by the Parties. Odyssey will be responsible for raising a total of $2,500,000 for developing the Purchased Assets though a phase I clinical trial. Prevacus will be responsible for assigning all rights and title of the Purchased Assets to the LLC.

c)	Employment or Consultant Agreement. At the Closing, the LLC shall enter into an Employment Agreement with Jake VanLandingham (“Consulting Agreement”) to oversee the development of the Purchase assets. The annual salary will be $200,000.00 in the form attached hereto as Exhibit “B”. Payments will not begin until a minimum of Five hundred thousand ($500,000.00) has been raised for the LLC to operate.

d)	Share Exchange Agreement: In partial consideration for the Purchased Assets the Parties will enter into a Share Exchange Agreement (“SEA”) in the form attached hereto as Exhibit “C” whereby Odyssey will grant Prevacus three million shares (3,000,000) of Odyssey common stock and Prevacus will issue Odyssey one million shares (1,000,000) of Prevacus stock. The SEA will have a claw back provision stating that if, within one year of the Effective Date, Odyssey has not raised a minimum of five hundred thousand ($500,000) to fund the LLC, then each party may have their shares either returned to the original owner or cancelled.

e)	Patent Assignment. In partial consideration for the sale by Prevacus of the Purchased Assets to Odyssey and the LLC, Prevacus shall enter a Patent Assignment Agreement (“Patent Assignment”) in the form attached hereto as Exhibit “D” providing a recordable assignment of the US Patents described in the Purchased Assets to Odyssey. The Patent Assignment will take place when Odyssey has funded the LLC with a minimum of five hundred thousand dollars ($500,000.00)

f)	Board of Directors Agreement. An agreement appointing Jake VanLandingham to the Odyssey Board of Directors will be executed by the Parties. Jake will become a Board member of Odyssey and the Agreement will have compensation to as one million shares of Odyssey common stock.

g)	Non Compete by Prevacus. Prevacus agrees not to assist, work for or in any way provide services that in any way relates to the development, manufacturing, sales, marketing or distribution of a product containing the Purchased Assets, except on behalf of Odyssey.

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Section 1.4 Closing Transactions.

(a) Closing. Unless this Agreement shall have been terminated in accordance with Section 8.1, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the closing of the Transactions (the “Closing”) will take place at 12:00 noon, Los Angeles, California time, on a date to be specified by the Parties but no later than July 31, 2019 (the “Closing Date”), which shall be not later than the second Business Day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Odyssey Group International, Inc. at 2372 Morse Ave Irvine CA , unless another time, date or place is agreed to in writing by the Parties; provided, however, that the Parties shall use reasonable efforts to conduct the Closing by mail and overnight delivery so as not to require the personal attendance of the parties at the Closing. If the parties agree, the Closing may be telephonic.

(b) Actions and Deliveries by Prevacus. At the Closing, Prevacus shall deliver to Odyssey:

(i) the certificates and documents required to be delivered by Prevacus pursuant to Sections 7.1 and 7.2;

(ii) all such other instruments of assignment and transfer as are reasonably required to effect the transfer to Odyssey of all of Prevacus’ right, title and interest in and to the Purchased Assets in accordance with this Agreement, in form and substance reasonably satisfactory to Odyssey and Prevacus; and

(iii) Duly executed copies of all the agreements referred to in this Agreement.

(c) Actions and Deliveries by Odyssey (as required). At the Closing, Odyssey (as required) shall deliver to Prevacus:

(ii) the Stock Grant Agreement in the form of Exhibit E dated the Closing Date and duly executed by Odyssey;

(iii) the Share Exchange Agreement in the form of Exhibit C dated the Closing Date and duly executed by Odyssey;

(iv) The Board of Directors Agreement

(v) The Employment Agreement for Jake VanLandingham

(v) the certificates and documents required to be delivered by Odyssey pursuant to Sections 7.1 and 7.3.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PREVACUS

Prevacus hereby represents and warrants to Odyssey that, to the best of “Prevacus’s Knowledge” (as hereinafter defined) and except as set forth in the disclosure schedule delivered by Prevacus to Odyssey and attached hereto and made a part hereof (the “Prevacus Disclosure Schedule”). Such warranties and representation shall be true as of the date of execution and the date of Closing:

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Section 2.1 Organization.

Prevacus is duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

Section 2.2 Authority Relative to this Agreement and Related Matters.

Prevacus have all necessary personal or corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Prevacus of this Agreement and the consummation by Prevacus of the transactions contemplated hereby (the “Transactions”) have been duly authorized by all necessary corporate action on the part of Prevacus. This Agreement has been duly executed and delivered by Prevacus and, assuming the due authorization, execution and delivery hereof by Odyssey, no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a valid and binding obligation of Prevacus enforceable in accordance with its terms.

Section 2.3 No Conflict; Required Filings and Consents.

The execution and delivery of this Agreement by Prevacus does not, and the consummation by Prevacus of the Transactions will not, (a) conflict with or violate the certificate of incorporation or bylaws, each as amended to date, of Prevacus, (b) conflict with or violate any Law or Order applicable to Prevacus or by which Prevacus or any of its properties is bound, (c) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, or result in the creation of an Encumbrance on any of the Purchased Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which Prevacus is a party or by which Prevacus or any of its properties is bound, or (d) require Prevacus to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except (i) as set forth in Section 2.3 of the Prevacus Disclosure Schedule, or (ii) for any filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

Section 2.4 Absence of Litigation.

Except as disclosed in Section 2.4 of the Prevacus Disclosure Schedule, as of the date hereof, (a) there is no private or governmental action, suit, proceeding, litigation, arbitration or investigation (“Action”) pending or, to the knowledge of Prevacus, threatened against Prevacus before any Governmental Authority that, if adversely determined, would prohibit, prevent, enjoin, restrict or materially impair or delay any of the Transactions, and (b) there is no legally binding judgment, decree, order, injunction, decision or award of any Governmental Authority (“Order”) against Prevacus that would prohibit, prevent, enjoin, restrict or materially impair or delay any of the Transactions.

Section 2.5 Purchased Assets.

Prevacus owns (beneficially and of record) all right, title and interest in and to all Purchased Assets, free and clear of all Encumbrances. Purchased Assets have been duly filed in the jurisdiction named in each such application, are being actively prosecuted and have not been abandoned or allowed to lapse. There is no Action that is pending or, to the knowledge of Prevacus, threatened that challenges the rights of Prevacus in respect of any Purchased Assets or the validity, enforceability or effectiveness thereof. Prevacus has not received any written communication alleging that it has infringed the Intellectual Property rights of any third party and there are no Actions that are pending or, to the knowledge of Prevacus, threatened against Prevacus with respect thereto. To the knowledge of Prevacus, there is no unauthorized use, infringement or misappropriation of the Purchased Assets by any third party and there is no Action that is pending or threatened by Prevacus with respect thereto. Notwithstanding anything to the contrary, this representation shall not limit or restrict the transfer to Odyssey pursuant to this Agreement of all right, title and interest in and to the Purchased Assets owned by Prevacus throughout the world; provided, however, that Prevacus does not represent, warrant or covenant that any rights in or to the Purchased Assets exist anywhere outside of the United States of America.

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Section 2.6 Prevacus’s Knowledge.

The term "Prevacus' Knowledge" as used herein means the actual knowledge (and not the implied or constructive knowledge) without any duty of investigation or inquiry of the following person: Jake Van Landingham, Prevacus.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ODYSSEY

Odyssey hereby represent and warrants to Prevacus that, except as set forth in the disclosure schedule delivered by Odyssey to Prevacus and attached hereto and made a part hereof (the “Odyssey Disclosure Schedule”). Such warranties and representation shall be true as of the date of execution and the date of Closing:

Section 3.1 Organization.

Odyssey is duly incorporated, validly existing and in good standing under the Laws of each of their respective jurisdictions of organization and each has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

Section 3.2 Authority Relative to this Agreement and Related Matters.

Odyssey has all necessary corporate power and authority, as the case may be, to enter into this Agreement and to carry out each of their respective obligations hereunder. The execution and delivery by Odyssey of this Agreement and the consummation by the Odyssey of the Transactions have been duly authorized by all necessary corporate action on the part of the Odyssey. This Agreement has been duly executed and delivered by the Odyssey, and, assuming the due authorization, execution and delivery hereof by Prevacus, constitutes the legal, valid and binding obligation of the Odyssey, enforceable against each the Odyssey in accordance with its terms.

Section 3.3 No Conflict; Required Filings and Consents.

The execution and delivery of this Agreement by Odyssey does not, and the consummation of the Transactions will not, (a) conflict with or violate the organizational or governing documents of Odyssey and/or Odyssey, (b) conflict with or violate any Law or Order applicable to Odyssey or by which Odyssey or or any of their respective properties is bound, (c) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which Odyssey is a party or by which Odyssey or Odyssey or any of their respective properties is bound, or (d) require Odyssey or Odyssey to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except (i) as set forth in Section 3.3 of the Odyssey Disclosure Schedule, or (ii) for any filings required pursuant to the Exchange Act.

Section 3.4 Absence of Litigation.

Except as disclosed in Section 3.4 of the Odyssey Disclosure Schedule, as of the date hereof, (a) there is no Action pending or, to the knowledge of Odyssey, threatened against Odyssey or Odyssey before any Governmental Authority that, if adversely determined, would prohibit, prevent, enjoin, restrict or materially impair or delay any of the Transactions, and (b) there is no Order against Odyssey that would prohibit, prevent, enjoin, restrict or materially impair or delay any of the Transactions contemplate hereby.

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ARTICLE IV

COVENANTS OF PREVACUS

Section 4.1 Conduct of Prevacus Pending the Closing.

Prevacus shall not, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, do or agree to do any of the following without the prior written consent of Odyssey:

(a) take or fail to take, or agree to take or fail to take, any action which would make any representation or warranty made by Prevacus herein untrue or incorrect in any material respect as of the date of this Agreement or the date of the Closing;

(b) sell, lease, license, encumber, transfer or otherwise dispose of any Purchased Assets; and

(c) agree to do any of the foregoing.

Section 4.2 Notification of Certain Events.

Prevacus shall give prompt notice to Odyssey if any of the following occurs after the date of this Agreement: (i) there has been a material failure of Prevacus to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt by Prevacus of any material notice or other communication from any Governmental Authority in connection with the Transactions; (iii) the occurrence of an event which would cause a condition in Section 7.2 not to be satisfied; or (iv) the commencement or threat, in writing, of any Action against Prevacus, or any of its properties, with respect to the Transactions and/or any of the Purchased Assets. No such notice to Odyssey shall have any effect on the determination of whether or not any of the conditions to Closing or to the consummation of the Transactions have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

ARTICLE V

COVENANTS OF ODYSSEY

Section 5.1 Representations and Warranties.

Odyssey covenants and agrees that, except as otherwise contemplated by this Agreement or unless Prevacus shall give its prior written consent, Odyssey shall not, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, take or fail to take, or agree to take or fail to take, any action which would make any representation or warranty made by Odyssey herein untrue or incorrect in any material respect.

Section 5.2 Notification of Certain Events.

Odyssey shall give prompt notice to Prevacus if any of the following occurs after the date of this Agreement: (i) there has been a material failure of Odyssey to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt by Odyssey of any material notice or other communication from any Governmental Authority in connection with the Transactions; (iii) the occurrence of an event which would cause a condition in Section 7.3 not to be satisfied; or (iv) the commencement or threat, in writing, of any Action against Odyssey, or any of its properties, with respect to the Transactions. No such notice to Prevacus shall have any effect on the determination of whether or not any of the conditions to Closing or to the consummation of the Transactions have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

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Section 5.3 Condition of Purchased Assets.

ODYSSEY ACKNOWLEDGES THAT IT IS A SOPHISTICATED INVESTOR IN ASSET PURCHASES OF THE TYPE CONTEMPLATED BY THIS AGREEMENT AND THAT ITS VALUATION OF AND DECISION TO PURCHASE THE PURCHASED ASSETS IS BASED UPON ITS OWN INDEPENDENT EXPERT EVALUATIONS OF SUCH FACTS AND MATERIALS DEEMED RELEVANT BY ODYSSEY. ODYSSEY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 2 ABOVE, PREVACUS HAS NOT MADE, AND PREVACUS HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, COVENANT OR AGREEMENT, IN EACH CASE WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING, OR WITH RESPECT TO THE PURCHASED ASSETS. ODYSSEY ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PURCHASED ASSETS, ODYSSEY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PURCHASED ASSETS, AND NOT ON ANY MATERIALS AND OTHER INFORMATION PROVIDED OR TO BE PROVIDED BY PREVACUS EXCEPT FOR THE REPRESENTATIONS SET FORTH IN THIS AGREEMENT. ODYSSEY FURTHER ACKNOWLEDGES THAT ANY INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PURCHASED ASSETS WAS OBTAINED FROM A VARIETY OF SOURCES AND PREVACUS (i) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (ii) MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED HEREIN, ODYSSEY AGREES TO ACCEPT THE PURCHASED ASSETS AND ACKNOWLEDGES THAT THE SALE OF THE PURCHASED ASSETS AS PROVIDED FOR HEREIN IS CONDITIONED ON THE FACT THAT THE PROPERTY IS "AS IS, WHERE IS AND WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ODYSSEY EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, PREVACUS MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (B) THE INCOME TO BE DERIVED FROM THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (C) THE SUITABILITY OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF) FOR ANY AND ALL ACTIVITIES AND USES WHICH ODYSSEY MAY CONDUCT THEREWITH, (D) THE COMPLIANCE OF OR BY THE PURCHASED ASSETS (OR ANY PORTION THEREOF) OR ITS USE WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (F) THE MANNER OR QUALITY OF THE OPERATIONSENABLED BY THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (G) THE MANNER, QUALITY, OR STATE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (H) THE PAST, PRESENT OR FUTURE USE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), (I) THE RELIABILITY, ACCURACY OR COMPLETENESS OF ANY OF THE PURCHASED ASSETS FOR THE USES INTENDED BY ODYSSEY; AND ODYSSEY HEREBY WAIVES ANY RIGHT TO MAKE ANY CLAIM BASED ON ANY OF THE FOREGOING.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1 Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to vest in Odyssey (and any transferee of Odyssey) good and marketable title to the Purchased Assets, including obtaining all consents, waivers, authorizations and approvals from Governmental Authorities and other third parties required for the consummation of the Transactions.

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(b) From time to time after the Closing, at the request of Odyssey (or any transferee of Odyssey) and at such requesting party’s expense, and without further consideration, Prevacus agrees on its own behalf, as well as on behalf of its subsidiaries, affiliates, successors, assigns and legal representatives, to execute and deliver to Odyssey any further documents or instruments and perform any further acts that may reasonably be deemed necessary to vest, record, perfect, support and/or confirm the rights herein conveyed, or intended so to be, to Odyssey (and any transferee of Odyssey) with respect to the Purchased Assets, including without limitation such assignments, agreements and limited powers of attorney as may be needed for recording or effectuating the transfer of the Purchased Assets in the United States. Nothing herein shall be deemed a waiver by Odyssey of its right to receive at the Closing an effective assignment of such rights by Prevacus as otherwise set forth in this Agreement. Without limiting the generality of the foregoing, Prevacus shall execute and deliver to Odyssey or obtain for delivery to Odyssey, at the request of Odyssey and at Odyssey’s expense, and without further consideration, any documents required to update record title to the owned Purchased Assets to reflect Odyssey (and any transferee of Odyssey) as the record owner in each jurisdiction in which such Purchased Assets exists. At the request of Odyssey and at Odyssey’s expense, and without further consideration, Prevacus shall reasonably cooperate with Odyssey (and any transferee of Odyssey) in connection with the registration of the Purchased Assets in jurisdictions outside of the United States.

(c) From time to time after the Closing, at the request of Odyssey and at Odyssey’s expense, and without further consideration, Prevacus shall assist Odyssey (and any transferee of Odyssey) to the extent reasonably necessary for the defense or prosecution of any claim by or against any third party with respect to the ownership, validity, enforceability, infringement or other violation of or by the Purchased Assets, so long as Prevacus is not named as a party adverse to the Odyssey in any such proceeding.

Section 6.2 Public Announcements.

Each of the Parties agrees that a press release or announcement concerning this Agreement or the Transactions shall be issued by it. Such release or announcement may also be required by applicable Law or the rules or regulations of any securities exchange.

ARTICLE VII

CONDITIONS TO THE CLOSING

Section 7.1 Conditions to Obligations of Each Party.

The respective obligations of each Party to consummate the Transactions shall be subject to the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced, initiated, or entered any Law or Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions.

Section 7.2 Additional Conditions to Obligations of Odyssey.

The obligation of Odyssey to consummate the Transactions shall also be subject to the satisfaction or waiver (where permissible), on or prior to the Closing Date, of each of the following conditions:

(a) The representations and warranties of Prevacus set forth in Article II of this Agreement (i) that are qualified by the words “material” or “material adverse effect” shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date and (ii) that are not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except in any such case (x) for changes contemplated by this Agreement and by the Prevacus Disclosure Schedule, and (y) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall remain true and correct (in all material respects, as the case may be) as of such date.

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(b) Prevacus shall in all material respects have performed or complied with each obligation and covenant to be performed or complied with by Prevacus hereunder on or prior to the Closing Date, including the deliveries under Section 1.4(b).

(c) Odyssey shall have received a certificate of Prevacus, dated the Closing Date, signed by an officer of Prevacus, to the effect that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

Section 7.3 Additional Conditions to Obligations of Prevacus.

The obligation of Prevacus to consummate the Transactions shall also be subject to the satisfaction or waiver (where permissible), on or prior to the Closing Date, of each of the following conditions:

(a) The representations and warranties of Odyssey set forth in Article III of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except in any such case (x) for changes contemplated by this Agreement and by the Odyssey Disclosure Schedule, and (y) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall remain true and correct (in all material respects, as the case may be) as of such date.

(b) Odyssey shall in all material respects have performed or complied with each obligation and covenant to be performed or complied with by it hereunder on or prior to the Closing Date, including the deliveries under Section 1.4(c).

(c) Prevacus shall have received a certificate of Odyssey, dated the Closing Date, signed by an executive officer of Odyssey, to the effect that the conditions specified in Sections 7.3(a) and (b) have been satisfied.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

This Agreement may not be terminated at any time prior to the Closing Date except:

(a) By mutual written consent of Odyssey and Prevacus;

(b) by either Prevacus or Odyssey, if the Closing shall not have occurred on or before July 31, 2019 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Transactions to be consummated on or before the Outside Date;

(c) by either Prevacus or Odyssey if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order that is, in each case, then in effect and is final and non-appealable and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, any such Law or Order to have been enacted, issued, promulgated, enforced or entered;

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(d) by Odyssey (if Odyssey is not in material breach of any of the terms or conditions of this Agreement), if there has been a material breach by Prevacus of any terms or conditions of this Agreement, or if any representation or warranty of Prevacus shall have become inaccurate, in either case that would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) (a “Terminating Prevacus Breach”); provided, that if such Terminating Prevacus Breach is reasonably curable by Prevacus, within 30 days after Prevacus has received written notice from Odyssey of such Terminating Prevacus Breach, through the exercise of its commercially reasonable efforts and for as long as Prevacus continues to exercise such commercially reasonable efforts, Odyssey may not terminate this Agreement under this Section 8.1(d) until the earlier of the expiration of such 30-day period and the Outside Date; and

(e) by Prevacus (if Prevacus is not in material breach of any of its representations, warranties, covenants or agreements under this Agreement), if there has been a material breach by Odyssey of any of terms or conditions of this Agreement, or if any representation or warranty of Odyssey shall have become inaccurate, in either case that would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) (a “Terminating Odyssey Breach”); provided, that if such Terminating Odyssey Breach is reasonably curable by Odyssey, within 30 days after Odyssey has received written notice from Prevacus of such Terminating Odyssey Breach, through the exercise of its commercially reasonable efforts and for as long as Odyssey continues to exercise such commercially reasonable efforts, Prevacus may not terminate this Agreement under this Section 8.1(e) until the earlier of the expiration of such 30-day period and the Outside Date.

Section 8.2 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party hereto or any of their respective Affiliates or the directors, officers, partners, members, managers, employees, agents or other representatives of any of them, and all rights and obligations of each Party hereto shall cease, except that nothing herein shall relieve any Party from liability for any breach of this Agreement committed before such termination. Without limiting the foregoing, Section 6.2, this Section 8.2  and Article X shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 10.9 hereof in lieu of terminating this Agreement pursuant to Section 8.1. Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any Party from exercising any rights or remedies it may have under any of the agreements attached as Exhibits to this Agreement, whether or not this Agreement has been terminated.

ARTICLE IX

INDEMNIFICATION PROVISIONS

Section 9.1 Prevacus Indemnification Obligation.

Prevacus agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Odyssey and their respective officers, directors, Affiliates, partners, members, managers, employees, agents and other representatives (“Odyssey Indemnified Parties”) from and against any damages, claims, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) (each, a “Liability” and, collectively, “Liabilities”) incurred by any of the foregoing Persons arising out of (a) any misrepresentation in or breach of any representation or warranty of Prevacus contained in Article II of this Agreement and/or (b) any breach of any covenant or agreement of Prevacus contained in this Agreement, and/or (c) any action, suit, litigation, proceeding at law or in equity, arbitration or governmental investigation against, or threatened against, Odyssey relating to any pre-Closing matter regarding the Purchased Assets, except in all cases to the extent any Liabilities arise out of any breach of the Odyssey's representations, warranties, covenants or agreements set forth in this Agreement.

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Section 9.2 Odyssey’s Indemnification Obligation.

Odyssey agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Prevacus and its officers, directors, Affiliates, partners, members, managers, employees, agents and other representatives (“Prevacus Indemnified Parties”) from and against any Liabilities incurred by any of the foregoing Persons arising out of (a) any misrepresentation in or breach of any representation or warranty of Odyssey contained in Article III of this Agreement, (b) any breach of any covenant or agreement of Odyssey contained in this Agreement, or (c)  any action, suit, litigation, proceeding at law or in equity, arbitration or governmental investigation against, or threatened against, Prevacus relating to any post-Closing matter regarding the Purchased Assets, except in all cases to the extent any Liabilities arise out of any breach of the Prevacus's representations, warranties, covenants or agreements set forth in this Agreement.

Section 9.3 Procedures for Indemnification for Third Party Claims.

For purposes of this Article IX, any Party entitled to be indemnified under Article IX is referred to herein as an “Indemnified Party,” and any Party obligated to provide indemnification under Article IX is referred to herein as an “Indemnifying Party.” The obligations and liabilities of the Parties under this Article IX with respect to, relating to or arising out of claims of third parties (individually, a “Third Party Claim” and, collectively, the “Third Party Claims”) shall be subject to the following terms and conditions:

(a) The Indemnified Party shall give the Indemnifying Party prompt written notice of any Liability regarding which it seeks indemnification. In the event a Liability is the result of a Liability asserted against the Indemnified Party by a third-party to this Agreement (a “Third Party Claim”), the Indemnifying Party may undertake the defense of that claim by representatives chosen by it with the written consent of the Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed, provided, that, in such event, the Indemnified Party will have the right to participate in such defense through counsel of its own choice. Any such notice of a Liability shall identify with reasonable specificity the basis for the indemnification claimed, the facts giving rise to the Liability and the amount of the Liability (or, if such amount is not yet known, a reasonable estimate of the amount of the Liability). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession at the expense of the Indemnifying Party. Failure of an Indemnified Party to give prompt notice shall not relieve the Indemnifying Party of its obligation to indemnify, except to the extent that the failure to so notify materially prejudices the Indemnifying Party’s ability to defend such claim against a third party.

(b) If the Indemnifying Party, within ten (10) days after notice from the Indemnified Party of any such Liability, notifies the Indemnified Party in writing of its election not to, or fails to, assume the defense thereof in accordance with Section 9.3(a) of this Agreement, the Indemnified Party shall have the right (but not the obligation) to undertake the defense of the Liability. Any failure on the part of the Indemnifying Party to notify the Indemnified Party within the time period provided above regarding its election shall be deemed an election by the Indemnifying Party not to assume and control the defense of the Liability.

(c) Anything in this Section 9.3 to the contrary notwithstanding, the Indemnifying Party shall not, and does not have any authority to, without the prior written consent of the Indemnified Party, settle or compromise any Liability or consent to the entry of judgment which does not include as an unconditional term thereof the unconditional release of the Indemnified Party, or consent to the entry of judgment with respect thereto, any Liability regarding which it has delivered notice of a claim for indemnification to the Indemnifying Party, without first obtaining the written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed). An Indemnifying Party shall be deemed to have consented to a settlement, compromise, payment or judgment by the Indemnified Party if it does not respond to written notice from the Indemnified Party seeking such consent within ten (10) days after delivery of such notice to the Indemnifying Party.

Section 9.4 Indemnification Limitations.

(a) Time Limits On Indemnification. No claim on account of a breach or inaccuracy of a representation or warranty shall be made after the expiration of the survival periods referred to in Section 10.1 of this Agreement. Notwithstanding the foregoing, if a written claim or written notice is given under Article IX with respect to any representation or warranty prior to the expiration of its survival period, the claim with respect to such representation or warranty shall continue until such claim is finally resolved.

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(b) Limitations on Damages.

(i) In no event shall Prevacus be liable for indemnification pursuant to Section 9.1(a) unless and until the aggregate of all Liabilities which are incurred or suffered by the Odyssey Indemnified Parties exceeds $50,000 (the “Basket”), in which case the Odyssey Indemnified Parties shall be entitled to indemnification for all such Liabilities including the Basket (subject to Section 9.4(b)(ii)). In no event shall Odyssey be liable for indemnification pursuant to Section 9.2(a) unless and until the aggregate of all Liabilities which are incurred or suffered by the Prevacus Indemnified Parties exceeds the Basket, in which case the Prevacus Indemnified Parties shall be entitled to indemnification for all such Liabilities including the Basket (subject to Section 9.4(b)(ii)).

(ii) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Prevacus pursuant to Section 9.1(a) shall not exceed (1) the amount of money actually paid to and received by the Prevacus from the Odyssey and Odyssey or their Affiliates pursuant to the terms of this Agreement and any of the Agreements attached as Exhibits hereto as of the date the notice of requested indemnification is delivered to the Prevacus, less (2) any amounts of money currently due the Prevacus from the Odyssey, Odyssey or their Affiliates pursuant to the terms of this Agreement and any of the Agreements attached as Exhibits hereto. For purposes of this provision, the right to purchase Odyssey stock at its par value or the shares, if purchased, shall be valued at the greater of its book value or its then current market price.

The maximum aggregate liability of Odyssey pursuant to Section 9.2(a) shall not exceed $7,500,000.

(iii) Notwithstanding anything to the contrary contained in this Agreement or otherwise, no Party to this Agreement shall be liable to any Indemnified Party for any special, incidental, punitive, consequential or similar damages except, in the event a Third Party Claim results in a judgment against an Indemnified Party by the third-party claimant, then such damages shall be included in the amount of indemnification due the Indemnified Party.

Section 9.5 Exclusive Remedy.

The remedies provided in this Article IX shall be the sole and exclusive remedies of the Parties with respect to the matters arising from or related to this Agreement or the Transactions, except that nothing herein shall prevent a Party from seeking specific performance pursuant to Section 10.9, subject to the provisions thereof, including with respect to the obligations in Section 6.1.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Survival of Representations and Warranties.

The representations and warranties made by Prevacus in Article II of this Agreement shall survive until the  date that is fifteen (15) months after the Closing Date. The representations and warranties made by Odyssey in Article III of this Agreement shall survive until the date that is fifteen (15) months after the Closing Date.

Section 10.2 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt) or (b) one Business Day following the day sent by nationally-recognized overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision)

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(a)	if to Odyssey:

Odyssey Group International, Inc. 1327 Morse Ave Irvine, CA 90401 Attention: Michael Redmond

(b)	Prevacus

Jake VanLandingham.

with a copy to:

Any notice or other communication that has been given or made as of a date that is not a Business Day shall be deemed to have been given or made on the next succeeding day that is a Business Day.

Section 10.3 Headings.

The headings contained in this Agreement and the disclosure schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the disclosure schedules. Unless the context of this Agreement otherwise requires, words of any gender are deemed to include each other gender and words using the singular or plural number also include the plural or singular number, respectively.

Section 10.4 Entire Agreement.

This Agreement, together with the exhibits and schedules attached hereto, constitutes the entire agreement, and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof. There are no agreements, commitments, promises, or representations that are not contained herein.

Section 10.5 Assignment: Parties in Interest.

This Agreement and any rights or obligations hereunder can be assigned by any Party without the prior written consent of the other Party. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under this Agreement, other than Article IX hereof (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 10.6 Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida applicable to contracts executed in and to be performed entirely in that State, without regard to conflicts of Laws principles thereof to the extent that the general application of the Laws of another jurisdiction would be required thereby.

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Section 10.7 Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission or .pdf) in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.8 Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

Section 10.9 Specific Performance.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 10.10 Fees and Expenses.

All fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring the same, regardless of the termination, if any, of this Agreement pursuant to Section 8.1. Notwithstanding the foregoing, in the event the Parties engage in litigation relating to or arising out of this Agreement or the performance thereof, the Parties agree that the Court shall be asked to determine which Party is the prevailing Party to the proceeding or proceedings, and the non-prevailing Party or Parties shall, jointly and severally, be liable to the prevailing Party in the amount of all reasonable attorney’s fees, court costs, and all other expenses, incurred by the prevailing Party to the proceeding in addition to any other relief to which the prevailing Party may be entitled.

Section 10.11 Amendment.

This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Odyssey, Odyssey, and Prevacus.

Section 10.12 Waiver.

At any time prior to the Closing Date, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Parties hereto. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

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ARTICLE XI

CERTAIN DEFINITIONS

For purposes of this Agreement, the term:

“Action” shall have the meaning ascribed to it in Section 2.4.

“Affiliate” of a Person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. “Agreement” shall have the meaning ascribed to it in the preamble.

“Business Day” means any calendar day which is not a Saturday, Sunday or federal holiday.

“Odyssey” shall have the meaning ascribed to it in the Preamble.

“Odyssey Disclosure Schedule” shall have the meaning ascribed to it in the preamble to Article III.

“Closing” shall have the meaning ascribed to it in Section 1.4(a).

“Closing Date” shall have the meaning ascribed to it in Section 1.4(a).

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Data” means all information gathered in the use or operation of any of the Purchased Assets that identifies or describes an individual or an individual’s record of behavior or action, including without limitation, name, telephone, postal address, phone number, email, date of birth, gender, or any other information identifiable to a specific person, including “personal health information” as that term is defined in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, to the extent such information exists as of the Closing Date.

“Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Exchange Act” shall have the meaning ascribed to it in Section 2.3.

“Governmental Authority” means any United States federal, state or local government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.

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“Indemnified Party” shall have the meaning ascribed to it in Section 9.3.

“Indemnifying Party” shall have the meaning ascribed to it in Section 9.3.

“Intellectual Property” means all United States and foreign intellectual property and all other similar proprietary rights, including all (i) patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (ii) registered, pending and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (iii) registered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (iv) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; and (v) confidential and proprietary information, including know-how.

“Prevacus’s Knowledge” shall have the meaning ascribed to it in Section 2.6.

“Laws” means any federal, state or local statute, law, rule, ordinance, code or regulation of any Governmental Authority.

“Liability” and, collectively, “Liabilities” shall have the meaning ascribed to it in Section 9.1.

“Order” shall have the meaning ascribed to it in Section 2.4.

“Outside Date” shall have the meaning ascribed to it in Section 8.1(b).

“Parties” shall have the meaning ascribed to it in the preamble.

“Patent(s) means: The patents and Patent Applications described on Exhibit “A”.

“Patent Assignment” means the Patent Assignment Agreement whereby, as part of this Agreement, Prevacus assigns Patent and Patent applications described on Exhibit “A”.

“Permitted Encumbrance” means: (i) statutory liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings; (ii) mechanics’, materialmen’s, carriers’, warehousemen’s or similar statutory liens for amounts not yet due or being diligently contested in good faith in appropriate proceedings; and (iii) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

“Purchase Price” shall have the meaning ascribed to it in Section 1.3.

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“Purchased Assets” shall have the meaning ascribed to it in Section 1.1.

“Prevacus” shall have the meaning ascribed to it in the Preamble.

“Prevacus Disclosure Schedule” shall have the meaning ascribed to it in the preamble to Article II.

“Subsidiary” means any Person with respect to which a specified Person directly or indirectly (A) owns a majority of the equity interests, (B) has the power to elect a majority of that Person’s board of directors or similar governing body, or (C) otherwise has the power, directly or indirectly, to direct the business and policies of that Person.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, equity interests, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

“Terminating Odyssey Breach” shall have the meaning ascribed to it in Section 8.1(e).

“Terminating Prevacus Breach” shall have the meaning ascribed to it in Section 8.1(d).

“Third Party Claim” and, collectively, “Third Party Claims” shall have the meaning ascribed to it in Section 9.3.

“Transactions” shall have the meaning ascribed to it in Section 2.2.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

PREVACUS:

By:	/s/ Jake VanLandingham
Name: Title:	Jake VanLandingham President

ODYSSEY:

By:	/s/ J. Michael Redmond
Name:	J. Michael Redmond
Title:	President

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Exhibit “A”

PURCHASED ASSETS

Families	Matter-No	Case	Appl	Publish Patent	Appl	Country Name Filing Date	Publ Date	Inventor
		Type	Number	Number	Status

(1)	PROPHYLACTIC AND POST-ACUTE USE OF PROGESTERONE IN CONJUNCTION WITH ITS ENANTIOMER FOR USE

IN TREATMENT OF TRAUMATIC BRAIN INJURIES

(2)	SYNTHESIS OF ENT-PROGESTERONE AND INTERMEDIATES THEREOF

FSURF/	48691-504/P01	PRO	61/790,366		Converted	USA	15-Mar-2013	CRAN
PREVACUS	48691-504/001	ORD	14/214,864	US-2014-0275572-A1	Published	USA	15-Mar-2014	18-Sept-2014HAN
	48691-504/001	ORD	PCT/US2014/030040	WO 2014/145302	Inactive	PCT	15-Mar-2014	18-Sept-2014 ZHANG
	48691-504/C01	CON	14/855,072		Pending	USA	15-Sep-2015
	48691-504/N01	PCT	14/777,267		Pending	USA	15-Sep-2015
	48691-504/N01	PCT	2014-233156		Pending	Australia	15-Mar-2014
	48691-504/N01	PCT	BR112015022794-5		Pending	Brazil	15-Mar-2014
	48691-504N01	PCT	2907320		Pending	Canada	15-Mar-2014
	48691-504/N01	PCT	201502766		Pending	Chile	15-Mar-2014
	48691-504/N01	PCT	2014-80026814.0		Pending	China	15-Mar-2014
	48691-504/N01	PCT	201591790		Pending	Eurasia	15-Mar-2014
	48691-504/N01	PCT	14764927.1	2968576	Published	EPO	15-Mar-2014	20-Jan-2016
	48691-504/N01	PCT	5408/CHENP/2015		Pending	India	15-Mar-2014
	48691-504/N01	PCT	241348		Pending	Israel	15-Mar-2014
	48691-504/N01	PCT			Pending	Japan	15-Mar-2014
	48691-504/N01	PCT	10-2015-7029352		Pending	Korea	15-Mar-2014
	48691-504/N01	PCT	MX/a/2015/012902		Pending	Mexico	15-Mar-2014
	48691-504/N01	PCT	712624		Pending	New Zealand	15-Mar-2014
	48691-504/N01	PCT	2009-2015		Pending	Peru	15-Mar-2014
	48691-504/N01	PCT	2015/06787		Pending	South Africa	15-Mar-2014

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Exhibit “B”

FORM OF EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), dated as of ______ (the “Effective Date”), is made by and among Jacob VanLandingham (“Executive”) with an address at _________________ and LLC. a Florida Company with an address at________________________________ or any successor company, (the “Company”).

WHEREAS, Executive will be employed by the Company as its President and will maintain a position on the Company’s Board; and

WHEREAS, the Company desires to enter into an employment agreement with Executive, which employment agreement will have a term from ______ through ______; and

WHEREAS, the agreed upon terms and conditions of Executive’s continued employment are embodied in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive do hereby agree as follows:

Section 1. Employment and Duties. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ Executive and Executive agrees to render such services as would be customary in developing an orphan drug.

Section 2. Performance.

(a) Executive accepts the employment as set forth in Section 1 herein and agrees to concentrate such time, attention and skill as may be necessary to assure the full performance of the services described therein.

Section 3. Term/Termination.

3.1 Term. The term of employment under this Agreement (the “Employment Period”) shall commence on ______ and terminate on July 31, 2022, unless earlier terminated pursuant to the termination provisions set forth herein. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Company may only terminate Executive’s employment for Due Cause (as hereinafter defined).

3.2 Termination for Due Cause. The Company may only terminate the Employment Period for Due Cause. The Company, by a vote of a majority of the Board of Directors (a “Termination Vote”) may terminate the Employment Period for Due Cause, effective upon written notice of such termination to Executive only in the event of Due Cause as defined by (i) the dissolving, recession or bankruptcy of the LLC;

(ii) violations of the law by Executive for theft or embezzlement of property of the Company and/or conviction by Executive of a felony crime resulting in a material injury to the businesses, properties of the Company or any of its affiliates; (iii) violations of any laws or regulations relating to the Securities and Exchange Commission. All compensation paid to Executive shall immediately cease upon termination for Due Cause hereunder except accrued and unpaid compensation and all unvested Stock Options shall immediately expire.

3.3 Termination Due to Death. The Employment Period shall be terminated upon the death of Executive. All compensation paid to Executive shall immediately cease upon such termination except for accrued and unpaid compensation pursuant to Section 4.1 herein and earned but unpaid bonus payments pursuant to Section 4.2 herein. All unvested Stock Options shall immediately become vested.

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3.4 Termination Due to Permanent Total Disability. The Employment Period shall be terminated upon the Permanent Total Disability (as defined in this Section 3.4) of Executive following written notice from the Company. Permanent Total Disability is defined as an inability by Executive to perform substantially all of the services required pursuant to this Agreement for a continuous period of one hundred eighty (180) days when such inability is caused by illness or a physical or mental disability. Such Permanent Total Disability shall be determined by a physician selected jointly by the parties hereto.

3.5 Termination Other Than Due Cause, Death, Disability or Resignation. In the event that Executive’s employment is terminated for reasons other than Due Cause, death, Permanent Total Disability or resignation, then all Stock grants not fully vested are immediately vested. The Company shall pay severance compensation, to Executive equal to twelve months salary compensation at his then annual salary compensation rate. Any severance compensation paid to Executive shall be paid ratably over the remaining payment period following termination.

3.6 Termination by Executive. Executive may terminate the Employment Period at Executive’s convenience upon thirty days written notice.

3.7 Surrender of Position and Properties. Upon termination of Executive’s employment with the Company, regardless of the cause therefore, Executive shall promptly be deemed to have resigned from the Company’s Board of Directors and as an officer and director of any of the Company’s affiliates, if serving as such at that time, and shall surrender to the Company or its affiliates all property provided to him by the Company.

3.8 Survival of Covenants. The covenants of Executive set forth in Section 5 and 6 herein shall survive the termination of the Employment Period or termination of this Agreement.

Section 4. Compensation/Expenses.

4.1 Salary. In exchange for the services to be rendered by Executive hereunder, the Company agrees to pay, after raising a minimum of $500,000.00 for the LLC to operate, a salary at a rate of;

Salary:

$300,000 per year

Salary will be paid bi-weekly.

4.2 Business Expenses. Executive shall be reimbursed for business-related expenses that Executive incurs pursuant to employment with the Company, such expenses to be timely submitted with supporting documentation and other substantiation of such expenses that conform to the reporting requirements of the Company and requirements of the Internal Revenue Service. Company will reimburse expenses to Executive within thirty days of receipt.

Section 5. Confidentiality.

5.1 Confidentiality. At any time during the Term of this Agreement , Executive shall not disclose or make any use of, for his own benefit or for the benefit of a business or entity other than the Company or its affiliates, any secret or Confidential Information, lists of customers and prospective customers or any other information of or pertaining to the Company or its affiliates that is not generally known within the trade of the Company or its affiliates or which is not publicly available.

Confidential Information. For purposes of this Agreement, the term "Confidential Information" shall mean Information regarding Company's business including, Information regarding cardiac related medical device products for determining EKG, processing and manufacturing capabilities of the EKG device.

Exceptions to Confidentiality Obligations. The obligations of this Agreement shall not apply to Confidential Information which:

1.     is or becomes publicly available

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Section 6. Indemnification. In addition to any rights Executive may have under the Company's charter or by-laws, the Company agrees to indemnify Executive and hold Executive harmless, both during the Term and thereafter, against all costs, expenses (including, without limitation, fines, excise taxes and attorneys' and accountants’ fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, "Losses") reasonably incurred by Executive in connection with any claim, action, proceeding or investigation brought against or involving Executive with respect to, arising out of or in any way relating to Executive's employment with the Company or Executive's service as a director of the Company; provided, however, that the Company shall not be required to indemnify Executive for Losses incurred as a result of Executive's intentional misconduct or gross negligence (other than matters where Executive acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company's best interests). Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive's consent, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if the settlement entails only the payment of money and the Company fully indemnifies Executive in connection therewith. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the Executive in connection with any such claim, action, proceeding or investigation. The Company, as soon as reasonably possible, will maintains a policy of directors' and officers' liability insurance covering Executive and, notwithstanding the expiration or earlier termination of this Agreement, the Company shall maintain a directors' and officers' liability insurance policy covering Executive for a period of time following such expiration or earlier termination equal to the statute of limitations for any claim that may be asserted against Executive for which coverage is available under such directors' and officers' liability insurance policy. The provisions of this paragraph shall survive the termination of this Agreement for any reason.

Section 7. Notice. Any notice required or permitted hereunder shall be made in writing (i) either by actual delivery of the notice into the hands of the party hereunder entitled, or (ii) by the mailing of the notice in the United States mail, certified mail, return receipt requested, Federal Express, United Parcel Service with all postage prepaid and addressed to the party to whom the notice is to be given at the party’s respective address set forth below, or such other address as the parties may from time to time designate by written notice as provided herein and (iii) via email to the email addresses provided by the Parties below. Notice will hereby be deemed to be satisfied via the delivery of any of the methods listed above.

If to the Company:

Attn: LLC

If to Executive:

Jacob VanLandingham

The notice shall be deemed to be received in case (i) on the date of actual receipt by the party and in case (ii) three days following the date of the mailing.

Section 8. Amendment and Waiver. No amendment or modification of this Agreement shall be valid or binding upon: (i) the Company unless made in writing and signed by an officer of the Company, duly authorized by the Board of Directors of the Company or; (ii) Executive unless made in writing and signed by him. The waiver by the Company or Executive of the breach of any Provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of such party.

Section 9. Governing Law. (a) The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Florida.

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Section 10. Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written, but limited to the Employment Period.

Section 11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any company or entity with which the Company may merge or consolidate.

Section 12. Headings. Numbers and titles to paragraphs hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

Section 13. Severability – General. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

Company	Executive

By: ______________________	By: ______________________

Printed:	Printed:

Title:

Date: _____________________	Date: _____________________

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Exhibit “C”

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this "Agreement") is entered into as of June 26 2019, by and among Odyssey, Inc., a Nevada corporation ("Odyssey"), and Prevacus, Inc. a Delaware corporation, ("Prevacus") Odyssey, are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”

RECITALS

A.       Whereas, Prevacus is a Delaware corporation that is engaged in the business of identifying, developing and commercializing chemical drug compounds for treatment of brain related medical issues.

B.       Whereas, Prevacus Stockholders hold all of the issued and outstanding capital stock of Prevacus.

C.       Whereas, Odyssey is a reporting corporation presently subject to the reporting requirements as provided by Section 13 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). The common stock of Odyssey is presently quoted on the OTC Bulletin Board under the symbol “ODYY.”

D.       Whereas, Odyssey and Prevacus have each agreed to the acquisition by Odyssey of the equitable and other legal rights, title and interests in and to one-million (1,000,000) shares of Prevacus stock and by Prevacus of the equitable and other legal rights, title and interests in three-million (3,000,000) shares of Odyssey stock pursuant to a voluntary share exchange transaction (the "Share Exchange"), and the other transactions provided herein and have adopted this Agreement, in each case after determining that the Share Exchange and the consummation of the other transactions contemplated herein are advisable, fair to, and in the best interests of Odyssey, Prevacus and, their respective stockholders;

E.       Whereas, in order to implement their common long-term business and financial goals, the Parties to this Agreement desire to implement a strategy through which the drug development of a chemical compound known as a neurosteroid will become the asset of a joint venture company owned equally by Prevacus and Odyssey,

F.       Whereas, in furtherance thereof, the Board of Directors of Odyssey has approved the Share Exchange in accordance with the applicable provisions of the Nevada Revised Statutes (“NRS”) and upon the terms and subject to the conditions set forth herein;

G.       Whereas, in furtherance thereof, the Board of Directors and the Prevacus have approved the Share Exchange in accordance with the applicable provisions of the laws of the State of Delaware and upon the terms and subject to the conditions set forth herein; and

H.       Whereas, for United States federal income tax purposes, the parties intend that the Share Exchange shall constitute a tax-free reorganization within the meaning of Sections 368 and 1032 of the Code.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

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a)

DEFINITIONS

a)         Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified below.

"Affiliate" shall mean, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns or holds directly or indirectly five per cent (5%) or more of the voting securities or five per cent (5%) or more of the partnership or other equity interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such other Person.

"Agreement" means this Share Exchange Agreement.

"Odyssey" means Odyssey, Inc., a Nevada corporation.

"Odyssey Balance Sheet" has the meaning set forth in Section 5.6.

"Odyssey Balance Sheet Date" has the meaning set forth in Section 5.6

"Odyssey Business" the development and commercialization of life saving medical products.

"Odyssey Common Stock" means the common stock, par value $0.001 per share, of Odyssey.

"Odyssey Financial Information" has the meaning set forth in Section 5.6.

"Odyssey SEC Reports" has the meaning set forth in Section 5.13.

"Applicable Law" or "Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, principles of common law, requirements and Orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

"Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a Material Adverse Effect in the benefits to such Person of this Agreement and the Share Exchange.

"Breach" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract.

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"Business Day" means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Tallahassee, FL are permitted or required to be closed.

“CGCL” means the California General Corporation Law, as amended from time to time, and the rules and regulations promulgated thereunder. Section references to the CGCL are to the CGCL as in effect at the date of this Agreement.

"Closing" shall mean the completion of the Share Exchange and the consummation of the transactions set forth herein.

"Closing Date" shall mean the date on which the Closing is completed.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Confidential Information" means any information pertaining to the business, operations, marketing, customers, financing, forecasts and plans of any Party provided to or learned by any other Party during the course of negotiation of the Share Exchange. Information shall be treated as Confidential Information whether such information has been marked "confidential" or in a similar manner.

"Consent" means any approval, consent, license, permits, ratification, waiver or other authorization.

"Contract" means any agreement, contract, lease, license, consensual obligation, promise, undertaking, understanding, commitment, arrangement, instrument or document (whether written or oral and whether express or implied), whether or not legally binding.

“DGCL” means the Delaware General Corporation Law, as amended from time to time, and the rules and regulations promulgated thereunder. Section references to the DGCL are to the DGCL as in effect at the date of this Agreement.

"Encumbrance" means and includes:

with respect to any personal property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

with respect to any Real Property (whether and including owned real estate or Real Estate subject to a Real Property Lease), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of Third Parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

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"GAAP" means at any particular time generally accepted accounting principles in the United States, consistently applied on a going concern basis, using consistent audit scope and materiality standards.

"Governing Documents" means with respect to any particular entity, the articles or certificate of incorporation and the bylaws (or equivalent documents for entities of foreign jurisdictions); all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and any amendment or supplement to any of the foregoing.

"Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Law.

"Governmental Body" means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

"IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

"Knowledge" means actual knowledge without independent investigation.

"Land" means all parcels and tracts of land in which any Person has an ownership or leasehold interest.

"Material Adverse Effect" or "Material Adverse Change" means:

with respect to Prevacus or the Major Stockholders, an effect that is or would reasonably be expected to be materially adverse (A) to the Prevacus Business, results of operations or financial condition of Prevacus; or (B) to Prevacus’ or the Major Stockholders’ ability to perform any of their respective obligations under this Agreement or to consummate the transactions contemplated in this Agreement; or

with respect to the Odyssey, an effect that is or would reasonably be expected to be materially adverse (A) to the Odyssey Business, results of operation or financial condition of the Odyssey considered as a whole; or (B) to the ability of the Odyssey to perform any of their respective obligations under this Agreement or to consummate the transactions contemplated in the Agreement;

provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is: (A) general changes in the financial markets or in the global or United States economy so long as any such change does not materially effect the referenced party to a materially different extent than other similarly situated Persons, (B) any action or omission of the parties permitted or required by the Agreement, and (C) the announcement of the transactions contemplated hereby.

"NRS" shall mean the Nevada Revised Statutes, as amended.

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"Order" means any writ, directive, order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or Stockholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

"Party" or "Parties" means Prevacus, the Prevacus Stockholders, the Major Stockholders and/or Odyssey.

"Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization or a Governmental Body.

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Real Property" means any Land and Improvements and all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of any Land.

"Real Property Lease" means any lease, rental agreement or rights to use any Land or Real Property.

"Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other Representative of that Person.

"Prevacus" has the meaning set forth in the preamble.

"Prevacus Balance Sheet" has the meaning set forth in Section 5.6.

"Prevacus Balance Sheet Date" has the meaning set forth in Section 5.6.

"Prevacus Board" has the meaning set forth in Section 5.4.

"Prevacus Business" means the biotechnology business as presently conducted by Prevacus.

"Prevacus Financial Information" has the meaning set forth in Section 5.6.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

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"Security Interest" means any mortgage, pledge, security interest, Encumbrance, charge, claim, or other lien, other than: (a) mechanic's, materialmen's and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate Proceedings; (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Share Exchange" has the meaning set forth in the preamble.

"Shares" has the meaning set forth in Section 2.1

"Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

"Tangible Personal Property" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by a Party (wherever located and whether or not carried on a Party's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

"Tax" or "Taxes" means all taxes, assessments, charges, duties, fees, levies or other similar governmental charges, including all U.S. and non-U.S. federal, state, local and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party" means a Person that is not a Party to this Agreement.

b)

THE SHARE EXCHANGE

a)          The Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Closing, the parties shall cause the Share Exchange to be consummated by taking all appropriate actions to ensure that all equitable and legal rights, title and interests in and to the one-million shares of capital stock of Prevacus is assigned, delivered and transferred to Odyssey, in exchange for the issuance of an aggregate of three-million restricted shares of Odyssey Common Stock (the "Shares") to escrow until $500k is raised.

b)          Closing. The Closing will occur via e-mail and facsimile on such date and time to be agreed upon by the parties (the "Closing Date"), following satisfaction or waiver of the conditions set forth in Article VII.

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c)

d)

COVENANTS, REPRESENTATIONS AND
WARRANTIES OF PREVACUS STOCKHOLDERS

a)          Investment Purpose. Prevacus acknowledges and agree that they are acquiring the Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act) directly or indirectly unless:

The sale is to Odyssey;

the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

the Shares are sold in a transaction that does not require registration under the Securities Act, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Odyssey an opinion of counsel to that effect or such other written opinion as may be reasonably required by Odyssey.

b)          Share Legend. The Prevacus Stockholders acknowledge and agree that the certificates representing the Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

c)          Acknowledgements.

Prevacus acknowledge that the shares being issued hereunder are subject to significant restrictions on transfer as imposed by state and federal securities laws, including but not limited to a minimum holding period of six (6) months before such shares can be sold pursuant to Rule 144; and

Prevacus are not aware of any advertisement of any of the shares being issued hereunder.

The Prevacus Stockholders acknowledge and agree that Odyssey will refuse to register any transfer of the shares not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws;

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The Prevacus Stockholders acknowledge and agree that offers and sales of any of the Shares, after six (6) months but prior to the expiration of a period of one year from the date of Closing (the “Distribution Compliance Period”), shall only be made pursuant to Rule 144, the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after one year shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with all applicable securities laws;

Prevacus acknowledges and agrees not to engage in any hedging transactions involving the Shares prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the Securities Act; and

Prevacus hereby acknowledge and agree to Odyssey making a notation on its records or giving instructions to the registrar and transfer agent of Odyssey in order to implement the restrictions on transfer set forth and described herein.

e)

REPRESENTATIONS AND WARRANTIES OF PREVACUS

As a material inducement for Odyssey to enter into this Agreement and to consummate the transactions contemplated hereby, Prevacus makes the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by Odyssey regardless of any investigation made or information obtained by Odyssey (unless and to the extent specifically and expressly waived in writing by Odyssey on or before the Closing Date):

a)           Organization and Good Standing.

Prevacus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Prevacus is duly qualified to do business in each jurisdiction in which it conducts business activities and is in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Prevacus.

Prevacus has no Subsidiaries and does not own any shares of capital stock or other securities of any other Person.

b)           Capitalization of Prevacus. The entire authorized capital stock of Prevacus consists of ____________ shares of common stock no par value, of which ____________ shares are issued and outstanding. All issued and outstanding shares of common stock have been duly authorized, are validly issued, fully paid and nonassessable.

c)           Authorization of Transaction.

Prevacus has full power and authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder. On the Closing Date, this Agreement shall be duly and validly authorized by all necessary action on the part of Prevacus in accordance with Applicable Laws and Prevacus' Governing Documents. This Agreement constitutes the valid and legally binding obligation of Prevacus, enforceable in accordance with its terms and conditions. The Board of Directors of Prevacus (the "Prevacus Board") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby.

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d)           Noncontravention. Neither the execution nor delivery of this Agreement, nor consummation of the Share Exchange, by Prevacus will:

violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which Prevacus is subject or any provision of its Governing Documents; or

conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Prevacus is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Prevacus or on the ability of the Parties to consummate the Share Exchange.

e)           Events Subsequent to Prevacus Balance Sheet. Since the Prevacus Balance Sheet Date, and except as disclosed on Schedule 5.7, there has not been, occurred or arisen, with respect to Prevacus:

any change or amendment in its Governing Documents;

any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

any direct or indirect redemption, purchase or acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

the organization of any Subsidiary or the acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

any damage, destruction or loss of any of its properties or assets whether or not covered by insurance;

any material sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

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any Security Interest or Encumbrance imposed upon any of its assets, tangible or intangible;

any grant of any license or sublicense of any rights under or with respect to any material Prevacus Intellectual Property;

any sale, assignment or transfer (including transfers to any employees, Affiliates or Stockholders) of any material Prevacus Intellectual Property;

any capital expenditure (or series of related capital expenditures) involving more than $25,000 and outside the Ordinary Course of Business;

any delay or postponement of the payment of accounts payable or other liabilities, other than those being contested in good faith;

any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) involving more than $25,000 and outside the Ordinary Course of Business;

any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $1,000 individually or $5,000 in the aggregate;

the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

any increase in the base compensation of any of its directors, officers, and employees that is greater than $25,000 per annum;

any charitable or other capital contribution in excess of $2,500;

any taking of other action or entrance into any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of Prevacus, except as disclosed in this Agreement and the Disclosure Schedules;

any other event or occurrence that may have or could reasonably be expected to have a Material Adverse Effect on Prevacus (whether or not similar to any of the foregoing); or

any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

f)            Tax Matters.

Except as set forth on Schedule 5.8 Prevacus:

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has timely paid or caused to be paid all material Taxes required to be paid by it though the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Prevacus were complete and correct in all material respects; and

has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

has not been notified since January 1, 2019 by any Governmental Body that any material issues have been raised (and no such issues are currently pending) by any Governmental Body in connection with any Tax Return filed by or on behalf of Prevacus; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Prevacus; no Tax liens have been filed against Prevacus or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Prevacus;

has made full and adequate accrual (A) on the Prevacus Balance Sheet, and the books and records of Prevacus for all income taxes currently due and all accrued Taxes not yet due and payable by Prevacus for all periods ending on or prior to the Prevacus Balance Sheet Date, and (B) on the books and records of Prevacus for all Taxes payable by Prevacus for all periods beginning after the Prevacus Balance Sheet Date;

has not incurred any liability for Taxes from and after the Prevacus Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees); and

does not have any liability in respect of any Tax sharing agreement with any Person;

Prevacus has incurred any liability to make any payments either alone or in conjunction with any other payments that would constitute a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign Applicable Law related to Taxes);

No claim has been made within the last three years by any taxing authority in a jurisdiction in which Prevacus does not file Tax Returns that Prevacus is or may be subject to taxation by that jurisdiction;

The consummation of the Share Exchange will not trigger the realization or recognition of intercompany gain or income to Prevacus or any Affiliate of Prevacus under the Federal consolidated return regulations with respect to Federal, state or local taxes; and

Prevacus is not currently, nor has it been at any time during the previous five years, a "U.S. real property holding corporation" and, therefore, the Shares are not "U.S. real property interests," as such terms are defined in Section 897 of the Code.

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g)           Title to Assets. Prevacus has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Prevacus Business in the manner presently operated by it, as reflected in the Prevacus Financial Information.

h)           Real Property.

Except as set forth in Schedule 5.10(a) Prevacus does not own or hold an ownership interest in any Real Property.

Leased Real Property. Except as set forth in Schedule 5.10(b) Prevacus does not own or a leasehold interest in any Real Property.

i)            Condition of Facilities.

To the knowledge of Prevacus, the use of the Real Property of Prevacus for the various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to "permitted nonconforming" use or structure classifications. To the knowledge of the Prevacus, all Improvements are in compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. To the knowledge of the Prevacus, no part of any Improvement encroaches on any real property not included in the Real Property of Prevacus or the Prevacus, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. All Tangible Personal Property used in the Prevacus Business is in the possession of Prevacus.

j)            Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Prevacus.

k)           Litigation. Except as set forth on Schedule 5.16:

there is no pending or, to Prevacus' Knowledge, threatened Proceeding:

by or against Prevacus or that otherwise relates to or may affect the Prevacus Business which, if adversely determined, would have a Material Adverse Effect; or

that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Exchange.

to the Knowledge of Prevacus, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Prevacus has delivered to Odyssey copies, if any, of all pleadings, correspondence and other documents relating to each Proceeding.

there is no material Order to which Prevacus or the Prevacus Business is subject; and

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To the knowledge of the Prevacus, no officer, director, agent or employee of Prevacus is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Prevacus Business.

Prevacus has been and is in compliance with all of the terms and requirements of each Order to which it or the Prevacus Business is or has been subject;

no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Prevacus or the Prevacus Business is subject; and

Prevacus has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Prevacus or the Prevacus Business is subject.

l)            Legal Compliance. Prevacus is in material compliance with all Applicable Laws (including rules and regulations thereunder) of any Governmental Bodies having jurisdiction over Prevacus , including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

m)          Brokers' Fees. Prevacus has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Share Exchange for which Prevacus could become liable or obligated.

n)           Disclosure. The representations and warranties of Prevacus contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

f)

REPRESENTATIONS AND WARRANTEES OF ODYSSEY

As a material inducement for Prevacus to enter into this Agreement and to consummate the transactions contemplated hereby, Odyssey hereby makes the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by Prevacus regardless of any investigation made or information obtained by Prevacus (unless and to the extent specifically and expressly waived in writing by Prevacus on or before the Closing Date):

a)           Organization and Good Standing.

Odyssey is a corporation duly organized, validly existing and in good standing under the laws of State of Nevada. Odyssey is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Odyssey.

Except as set forth on Schedule 6.1(b), Odyssey has no Subsidiary and does not own any shares of capital stock or other securities of any other Person.

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b)           Capitalization of Odyssey. The entire authorized capital stock of Odyssey consists of 250,000,000 shares of common stock having a par value of $0.001 per share.

c)           Authorization of Transaction. Odyssey has the corporate power to execute, deliver and perform this Agreement, the Related Agreements, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by law, its Governing Documents or otherwise, to authorize the execution, delivery, and performance of this Agreement and such related documents. The execution and delivery of this Agreement has been approved by the Board of Directors of Odyssey. This Agreement is a valid obligation of Odyssey and is legally binding on Odyssey in accordance with its terms.

d)           Noncontravention. Neither the execution nor delivery of this Agreement, nor consummation of the Share Exchange, will:

violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which Odyssey is subject or any provision of its Governing Documents; or

conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Odyssey is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Odyssey or on the ability of the Parties to consummate the Share Exchange.

e)           Affiliate Transactions. No officer, director, or employee of Odyssey or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons), has any agreement with Odyssey or any interest in any of their property of any nature, used in or pertaining to the Odyssey Business. None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of Odyssey or in any Person from whom or to whom Odyssey leases any property or transacts business of any nature.

f)            Odyssey Financial Information.

The audited balance sheet and statements of income, changes in Stockholders' equity and cash flow as of and for the fiscal years ended 2018 for Odyssey (collectively, the “Odyssey Financial Information”) are set forth in its Annual Reports on Form 10-K as filed with the Securities and Exchage Commission. The audited balance sheet as of July 31, 2018, as set forth in its Form 10-K, shall be referred to herein as the "Odyssey Balance Sheet" and July 31, 2018 shall be sometimes referred to herein as the "Odyssey Balance Sheet Date." Odyssey Financial Information presents fairly the financial condition of Odyssey as of such dates and the results of operations of Odyssey for such periods, in accordance with GAAP and are consistent with the books and records of Odyssey (which books and records are correct and complete).

g)           Tax Matters.

Except as set forth on Schedule 6.8, Odyssey:

has timely paid or caused to be paid all Taxes required to be paid by it though the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

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has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Odyssey and each Odyssey Tax Affiliate were completed and correct in all material respects; and

has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of Odyssey through the date hereof for the periods ending after December 31, 2018.

since June 1, 2019 has not been notified by the IRS or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of Odyssey or any Odyssey Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Odyssey or any present or former Affiliate of Odyssey (for years that it was an Affiliate); no Tax liens have been filed against Odyssey or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Odyssey or any present or former Affiliate (for the years that it was an Affiliate);;

has made full and adequate accrual (i) on the Odyssey Balance Sheet, and the books and records of Odyssey for all income Taxes currently due and all accrued Taxes not yet due and payable by Odyssey for all periods ending on or prior to the Odyssey Balance Sheet Date, and (ii) on the books and records of Odyssey and for all Taxes payable by Odyssey for all periods beginning after the Odyssey Balance Sheet Date;

has not incurred any liability for Taxes from and after the Odyssey Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

has not (i) made an election (or had an election made on its behalf by another person) to be treated as a “consenting corporation” under Section 341(f) of the Code or (ii) a “personal holding company” within the meaning of Section 542 of the Code;

has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

does not have any liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which Odyssey has been bound have been terminated;

has not incurred any Liability to make any payments either alone or in conjunction with any other payments that:

shall be non-deductible under, or would otherwise constitute a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign income Tax Law); or

are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

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has not agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of Odyssey; and

No claim has been made within the last three years by any taxing authority in a jurisdiction in which Odyssey does not file Tax Returns that Odyssey is or may be subject to taxation by that jurisdiction;

The consummation of the Share Exchange will not trigger the realization or recognition of intercompany gain or income to Odyssey under the Federal consolidated return regulations with respect to Federal, state or local Taxes;

Odyssey is not is not currently, nor has it been at any time during the previous five years, a “U.S. real property holding corporation” and, therefore, the Odyssey Common Stock is not “U.S. real property interests,” as such terms are defined in Section 897 of the Code.

h)           Condition of Facilities.

Use of the Real Property of Odyssey for the various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to “permitted nonconforming” use or structure classifications. All Improvements are in compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. To the Knowledge of Odyssey, no part of any Improvement encroaches on any real property not included in the Real Property of Odyssey, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business.

i)            SEC Reports and Financial Statements. Odyssey has filed with the SEC all reports and other filings required to be filed by Odyssey in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the “Odyssey SEC Reports”). As of their respective dates, Odyssey SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such Odyssey SEC Reports and, except to the extent that information contained in any Odyssey SEC Report has been revised or superseded by a later Odyssey SEC Report filed and publicly available prior to the date of this Agreement, none of the Odyssey SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Odyssey included in Odyssey SEC Reports were prepared from and are in accordance with the accounting books and other financial records of Odyssey, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of Odyssey and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Odyssey SEC Reports, Odyssey has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the Ordinary Course of Business since the Odyssey Balance Sheet Date. The Odyssey SEC Reports accurately disclose (i) the terms and provisions of all stock option plans, (ii) transactions with Affiliates, and (iii) all material contracts required to be disclosed pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC.

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j)            Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Odyssey.

k)           Litigation. Except as set forth in Schedule 6.16:

There is no pending or, to Odyssey’s Knowledge, threatened Proceeding:

by or against Odyssey or that otherwise relates to or may affect the Odyssey Business which, if adversely determined, would have a Material Adverse Effect; or

that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Exchange.

To the Knowledge of Odyssey, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

l)            Legal Compliance. To the knowledge of Odyssey, Odyssey is in material compliance with all Applicable Laws of any Governmental Bodies having jurisdiction over Odyssey, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

m)          Brokers' Fees. Odyssey has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Share Exchange for which Odyssey could become liable or obligated.

n)           Disclosure. The representations and warranties of Odyssey contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

g)

COVENANTS

a)           Preservation of Business.

Prior to the Closing or the termination of this Agreement, Prevacus will use its Best Efforts to preserve the Prevacus Business, to keep available to Odyssey the services of the present employees of Prevacus, and to preserve for Odyssey the goodwill of the suppliers, customers and others having business relations with Prevacus. Prevacus shall conduct its Business only in the Ordinary Course of Business, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without Odyssey’s prior written consent (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies.

Prior to the Closing or the termination of this Agreement, Odyssey will use its Best Efforts to preserve the Odyssey Business, to keep available to Odyssey the services of the present employees of Odyssey, and to preserve for Odyssey the goodwill of the suppliers, customers and others having business relations with Odyssey. Odyssey shall conduct the Odyssey Business only in the Ordinary Course of Business, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without the prior written consent of Prevacus (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies.

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b)           Current Information.

During the period from the date of this Agreement to the Closing, each Party hereto shall promptly notify each other Party of any (i) significant change in the normal course of business or operations of its business, (ii) Proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of Proceedings, in each case involving such Party, the outcome of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Party, taken as a whole or (iii) event which such Party reasonably believes could be expected to have a Material Adverse Effect on the ability of any Party to consummate the Share Exchange.

During the period from the date of this Agreement to the Closing, Odyssey shall promptly notify Prevacus of any correspondence received from the SEC and shall deliver a copy of such correspondence to Prevacus within one (1) Business Day of receipt.

c)           Public Disclosures. Odyssey and Prevacus will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by Applicable Law. The Parties shall issue a joint press release, mutually acceptable to Prevacus and Odyssey, promptly upon execution and delivery of this Agreement.

d)           Confidentiality. Odyssey and Prevacus shall hold, and shall use their Best Efforts to cause their respective auditors, attorneys, financial advisors, bankers and other consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information, and each Party shall not release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement.

h)

CONDITIONS TO CLOSING

a)           Mutual Conditions. The respective obligations of each Party to effect the Share Exchange shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by Odyssey and Prevacus:

None of Odyssey, or Prevacus shall be subject to any Order by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Share Exchange or (ii) would impose any material limitation on the ability of Odyssey effectively to exercise full rights of ownership of the common stock of Prevacus or any material portion of the assets or Business, taken as a whole.

No statute, rule or regulation, shall have been enacted by any Governmental Body that makes the consummation of the Share Exchange illegal.

Odyssey and Prevacus shall have received all Consents of Third Parties that are required of such Third Parties prior to the consummation of the Share Exchange, in form and substance acceptable to Odyssey or Prevacus, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a Material Adverse Effect.

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b)           Conditions to the Obligations of Odyssey to Close. The obligations of Odyssey under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

Prevacus shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Prevacus at or prior to the Closing.

There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order that (a) restrains or prohibits the consummation of the Share Exchange, (b) could have a Material Adverse Effect on Odyssey's ability to exercise control over or manage the Prevacus after the Closing or (c) could have a Material Adverse Effect on Prevacus.

On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Share Exchange.

All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of Odyssey Counsel, in connection with (a) the execution and delivery by Prevacus of this Agreement and the Related Agreements to which it is a Party or (b) the consummation by Prevacus of the Share Exchange and copies of all such Consents shall have been delivered to Odyssey.

c)           Conditions to the Obligations of Prevacus. The obligations of Prevacus and the Prevacus Stockholders under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

The representations and warranties of Odyssey contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for such representations and warranties made as of a specific date which shall be true as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of Odyssey that are not so qualified shall be true in all material respects on and as of the Closing Date (except for such representations and warranties made as of a specific date which shall be true in all material respects as of such date).

Odyssey shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by Odyssey at or prior to the Closing.

There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order, that (a) restrains or prohibits the consummation of the Share Exchange or (b) could have a Material Adverse Effect on Odyssey.

On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Share Exchange.

All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of counsel to Prevacus, in connection with (a) the execution and delivery by Odyssey of this Agreement to which either of them is a party, and (b) the consummation by Odyssey of the transactions contemplated hereby or thereby, and copies of all such Consents shall have been delivered to Prevacus.

Odyssey shall deliver to Prevacus or place in escrow a certificate evidencing ownership of the Shares described in Section 2.1.

The Stockholders of Odyssey shall have given all necessary approvals and consents required under NRS.

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i)

TERMINATION, AMENDMENT, CLAWBACK AND WAIVER

a)           Termination. This Agreement may be terminated at anytime prior to the Closing:

by mutual written consent of Odyssey and Prevacus;

by Odyssey or Prevacus:

if the Share Exchange shall not have been consummated on or before July 31, 2019, unless the failure to consummate the Share Exchange is the result of a willful and material Breach of this Agreement by the Party seeking to terminate this Agreement;

if any court of competent jurisdiction or other Governmental Body shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Share Exchange and such order, decree, ruling or other action shall have become final and non-appealable;

in the event of a Breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within ten (10) days after the giving of written notice to the breaching Party of such Breach (provided that the terminating Party is not then in Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

if there shall have occurred prior to the Closing changes in Applicable Law that, in the aggregate, shall have a Material Adverse Effect on either Party.

(v) if within one year, Odyssey has not funded the LLC (as defined in the Master Agreement) to the minimum amount of $500,000.00.

b)           Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party except to the extent that such termination results from the willful and material Breach by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which case the terminating Party shall have the right to pursue any remedies available to it at law or in equity. If this Agreement is terminated under provision 9.1(v) in the preceding paragraph then Prevacus will cancel or return the Odyssey common stock in its entirety and Odyssey will return or cancel the Prevacus stock in its entirety.

c)           Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

d)           Extension; Waiver. At any time prior to the Closing, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

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j)

MISCELLANEOUS

a)           Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to Odyssey:

Odyssey, Inc.

Attn: Michael redmond

2375 Morse Ave

Irvine, CA

If to Prevacus:

Prevacuss

Attn: _____________

__________________

__________________

b)           Further Assurances. Each Party hereby agrees to perform any further acts and to execute and deliver any documents, which may be reasonably necessary to carry out the provisions of this Agreement.

c)           Governing Law; Venue. This Agreement is being executed and delivered, and is intended to be performed, in the State of Florida, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Florida without giving effect to conflict of law principles.

d)           Entire Agreement. This Agreement including all Exhibits and Disclosure Schedules attached hereto and thereto contain the entire agreement of the Parties and supersede any and all prior or contemporaneous agreements between the Parties, written or oral, with respect to the transactions contemplated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the Party or Parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

e)           Expenses. Except as expressly provided otherwise, each party hereto will bear its own costs and expenses (including fees and expenses of auditors, attorneys, financial advisors, bankers, brokers and other consultants and advisors) incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

f)            Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument. Facsimile signatures shall be sufficient for execution of this Agreement.

g)           Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Party may assign any right or obligation hereunder without the prior written consent of the other Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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SIGNATURE PAGE OF ODYSSEY AND PREVACUS TO
SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, Odyssey and Prevacus have caused this Share Exchange Agreement to be executed by their respective duly authorized officers, all as of the day and year first above written.

ODYSSEY, INC.
Dated: 06-25-19	/s/ J. Michael Redmond By: J. Michael Redmond Its: President and CEO

PREVACUSS
Dated: 06-25-19	/s/ Jake Vanlandingham By: Jake Vanlandingham Its: President and CEO

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Exhibit “D”

FORM OF ASSIGNMENT OF PATENT

Effective _____, 202_ (the “Effective Date”) Prevacus, Inc. whose address is _______________________________ (“Assignor”), with its principal address at and Odyssey Group International, Inc., a Nevada corporation (“Assignee”) with its principle address at 2372 Morse Ave Irvine, CA 92614.

ARTICLE I

BACKGROUND

WHEREAS, Assignor has developed and deployed a certain technology and known as “________________________________________ (the “Platform”); and

a)	WHEREAS, Assignor is the owner of all intellectual property rights in or to US Patents, __________________________

WHEREAS, Assignee is engaged in the development of medical products for commercial use and application, and desires to own the Platform and Assignor’s intellectual property rights in and to the same; and

WHEREAS, Assignor and Assignee, are parties to that certain Intellectual Property Purchase Agreement whereby Assignor agreed to assign ___________________, and

In consideration of the Mater Agreement for a Joint Venture and Intellectual Property Purchase Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Assignor does hereby transfer and assign to Assignee, its successors, assigns and legal representatives all its right, title and interest in and to the patents and the invention entitled:

“______________________________________”

Invented by __________________and described in the:

_____________________________________________________________________________

and all United States Letters Patent which may be granted therefor, and all divisions, reissues, continuations and extensions thereof, the said interest being the entire ownership of the said Patents when granted, to be held and enjoyed by the said Assignee, its successors, assigns or other legal representatives, to the full end of the term for which said Patent may be granted, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made;

And I hereby authorize and request the Commissioner of Patents and Trademarks to transfer and assign said Patent to the said Assignee.

ASSIGNOR

Prevacus, Inc.

By: /s/ Jake Vanlandingham

Jake Vanlandingham                       Date

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STATE OF FLORIDA:

: to wit:

CITY OF ___________:

I HEREBY CERTIFY that on this ____ day of _____, 20__, before me, the undersigned Notary Public of the jurisdiction aforesaid personally appeared ___________, and acknowledged himself to be the individual owner of the Platform and that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

IN WITNESS MY Hand and Notarial Seal.

(SEAL)
Notary Public
Notary Public, state of Florida NO. _____________________ Qualified in _____________ Counties My Commission expires: _________	Registration # : ______________

ACKNOWLEDGED AND ACCEPTED:

Odyssey Group International, Inc.

By: /s/J. Michael Redmond J. Michael Redmond President/CEO Odyssey Group international Inc.	Date

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Exhibit “E”

STOCK GRANT AGREEMENT

THIS AGREEMENT is made and entered into this 25TH day June 2019, by and between Odyssey Group International, Inc., a Nevada corporation ("Grantor'') and Prevacus, Inc. a Delaware Corporation ("Prevacus").

WHEREAS, Grantor is the record owner and holder of the issued and outstanding shares of the capital stock of Odyssey Group International, Inc. ("Corporation"), a Nevada corporation, which Corporation has authorized two hundred and fifty million (250,000,000) shares of Common stock and; and

WHEREAS, Prevacus desires to acquire the number of shares of said stock as specified in Exhibit "A" hereto (the "Granted Shares") and the Grantor desires to Grant the Granted Shares, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement, and in order to consummate the purchase and the sale of the Purchased Shares, it is hereby agreed as follows:

1.	Grant of Shares: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, Grantor shall convey, transfer, and deliver to Prevacus certificates representing the Granted Shares, in consideration of the Purchased Assets set forth in the Master Agreement.

2.	NUMBER OF PURCHASED SHARES. The number of Granted Shares and total consideration for the purchase of the Purchased Shares are fully set out in Exhibit "A" attached hereto and made a part hereof.

3.	REPRESENTATIONS AND WARRANTIES OF GRANTOR. Grantor hereby warrants and represent:

a.	Organization and Standing. Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

b.	Restrictions on Stock.

i.	Seller is not a party to any agreement, written or oral, creation rights in respect to the Granted Shares in any third person or relation to the voting of the Corporation's Stock.

ii.	Granter is the lawful owner of the Granted Shares, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii.	there are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Granted Shares, nor are there any securities convertible into such stock.

4.	REPRESENTATIONS AND WARRANTIES OF GRANTOR AND PREVACUS. Grantor and Prevacus hereby represent and warrant that there has been no act or omission by Grantor, Prevacus or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transaction contemplated hereby.

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5.	GENERAL PROVISIONS

a.	Entire Agreement. This agreement (including the exhibits hereto and any written agreements hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b.	Section and Other Heading. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c.	Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

d.	Amendment. This Agreement shalt only be amended, modified, or supplemented by a writing signed by all parties hereto.

(The remainder of the page left intentionally blank)

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IN WITNESS WHEREOF, This Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed:

By: /s/Joseph Michael Redmond Joseph Michael Redmond President/CEO Odyssey Group International, Inc.	6-25-19 Date

By: /s/ Jake Vanlandingham Jake Vanlandingham President Prevacus, Inc.	6-25-19 Date

'

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EXHIBIT "A"

NUMBER OF SHARES TO BE PURCHASED

a.       Two Million (2,000,000) shares of common stock of Odyssey Group International Inc., trading on the OTCQB under the symbol "ODYY".

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